Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of NetSpeak Corporation on Form S-1 of our report dated January 24, 1997 (March 26, 1997 as to the sixth paragraph of Note 3), appearing in Registration Statement No. 333-22123 on Form S-1 of NetSpeak Corporation.



/s/Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
May 29, 1997